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                                                                   EXHIBIT 10.26
                                                           [DETROIT EDISON LOGO]



April 6, 1998



Ms. Lynne Halpin
21109 Brush Road
Los Gatos, California  95033


Dear Lynne:

Pursuant to approval by the Board of Directors, I am pleased to offer you employment in the position of Vice President and Chief Information Officer at an annual salary of $215,000.

Upon employment, you will be eligible for the benefits described in the Benefit Highlights brochure enclosed, as well as the perquisites described on a separate listing also enclosed. In addition, you will receive the following:

  - You will receive an immediate annual benefit of three (3) weeks vacation for 1998.

  - You will be paid an amount (considered imputed income to be grossed up for taxes) to cover the premium for three (3) months health care coverage under the Company's plan.

  -   You will receive a signing bonus of $35,000.

  - You will be eligible for relocation assistance that will include interim living for 45 days, moving your household goods, assistance in selling your home, and you will receive $18,000 to offset your living expenses (all to be grossed up for taxes).

Subject to the approval of the Special Committee on Compensation of the Board of Directors, you will be granted the following shares of stock pursuant to our Long-Term Incentive Plan:

  - 2,000 shares of restricted stock (without performance measures) with a vesting period of four (4) years from the date of grant.

  - 10,000 shares of nonqualified stock options (25 percent of the shares vest annually from the date of grant).




















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Ms. Lynne Halpin
April 6, 1998
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This offer is subject to successful completion of a pre-employment physical examination, a review of references, and completion of our employment history form.

Please contact me at (313) 235-8610 after you have completed your review of this offer of employment. I hope to hear from you soon.


                                            Sincerely,

                                            Sandea J. Miller



/smh
Attachments






ACCEPTED:






/s/ Lynne Halpin             4/7/98
-----------------------------------
Lynne Halpin                   Date